Exhibit 99.1

Press Release For immediate release
Invesco and Galaxy drop the Sponsor Fee on Invesco Galaxy Bitcoin ETF (BTCO) Media Relations Contact: Stephanie Diiorio, 212-278-9037, stephanie.diiorio@invesco.com

ATLANTA, January 29, 2024 – Invesco Ltd. (NYSE: IVZ), a leading global provider of exchange-traded funds (ETFs), in partnership with Galaxy Asset Management,1 one of the world’s largest digital asset and blockchain investment managers, today announced a reduction in Invesco Galaxy Bitcoin ETF’s (BTCO) Sponsor Fee by 14 basis points, lowering the total expense ratio from 0.39% to 0.25%.

Invesco continues to waive BTCO’s entire fee on assets up to $5 billion2 for BTCO’s first six months of operations, effectively bringing the total expense ratio of BTCO to 0 basis points, with the discretion to extend the fee waiver further.

Invesco’s partnership with Galaxy Asset Management, an affiliate of Galaxy Digital Holdings Ltd., combines the unparalleled strengths of both companies in the management of BTCO. These tenures in the ETF and digital assets space differentiates BTCO from its peers, bringing seasoned expertise and institutional-grade infrastructure to the process. Galaxy also conducts some of the most comprehensive and in-depth thought leadership and research on digital assets. Investors can pair this research with the ETF expertise of Invesco’s dedicated product strategy teams to stay current on important developments in the digital asset space.

BTCO invests directly in physical bitcoin to allow investors to access the performance of the market price of bitcoin, as measured by the Lukka Prime Bitcoin Reference Rate3 through an ETF structure to provide additional safeguards and ease of trading.

To view the full prospectus for the Invesco Galaxy Bitcoin ETF, please visit this link: Invesco Galaxy Bitcoin ETF

[1]	Galaxy Asset Management is not affiliated with Invesco. Galaxy Asset Management is the Galaxy Division that operates Galaxy Digital Funds, the execution agent of BTCO.
[2]

As disclosed in BTCO’s prospectus, for a 6-month period commencing on the day the Trust’s Shares are initially listed and begin trading, the Sponsor intends to waive the entire Sponsor Fee on the first $5 billion of Trust assets.

[3]	The Lukka Prime Bitcoin Reference Rate represents a fair market value for bitcoin that is aligned to GAAP and IFRS guidelines.

About Invesco Ltd.

Invesco Ltd. (Ticker NYSE: IVZ) is a global independent investment management firm dedicated to delivering an investment experience that helps people get more out of life. Our distinctive investment teams deliver a comprehensive range of active, passive and alternative investment capabilities. With offices in more than 20 countries, Invesco managed US$1.58 trillion in assets on behalf of clients worldwide as of December 31, 2023. For more information, visit www.invesco.com/corporate.

About Galaxy

Galaxy (TSX: GLXY) is a digital asset and blockchain leader providing access to the growing digital economy. We serve a diversified client base, including institutions, startups, and qualified individuals. Since 2018, Galaxy has been building a holistic financial platform spanning three complementary operating businesses: Global Markets, Asset Management, and Digital Infrastructure Solutions. Our offerings include, amongst others, trading, lending, strategic advisory services, institutional-grade investment solutions, proprietary bitcoin mining and hosting services, network validator services, and the development of enterprise custodial technology. The company is headquartered in New York City, with global offices across North America, Europe, and Asia. Additional information about Galaxy’s businesses and products is available on www.galaxy.com.

The Trust is speculative and involves a high degree of risk. An investor may lose all or substantially all of an investment in the Trust.

The Trust is not a mutual fund or any other type of Investment Company within the meaning of the Investment Company Act of 1940, as amended, and is not subject to regulation thereunder. Shares in the Trust are not FDIC insured, may lose value and have no bank guarantee.

This material must be accompanied or preceded by a prospectus. Please read the prospectus carefully before investing.

The Trust currently intends to effect creations and redemptions principally for cash, rather than principally in-kind because of the nature of the Trust’s investments. As such, investments in the Trust may be less tax efficient than investments in ETFs that create and redeem in-kind.

Bitcoin has historically exhibited high price volatility relative to more traditional asset classes, which may be due to speculation regarding potential future appreciation in value. The value of the Trust’s investments in bitcoin could decline rapidly, including to zero.

The further development and acceptance of the Bitcoin network, which is part of a new and rapidly changing industry, is subject to a variety of factors that are difficult to evaluate. The slowing, stopping or reversing of the development or acceptance of the network may adversely affect the price of bitcoin and therefore an investment in the Shares.

Currently, there is relatively limited use of bitcoin in the retail and commercial marketplace in comparison to relatively extensive use as a store of value, contributing to price volatility that could adversely affect an investment in the Shares.

Regulatory changes or actions may alter the nature of an investment in bitcoin or restrict the use of bitcoin or the operations of the Bitcoin network or venues on which bitcoin trades. For example, it may become difficult or illegal to acquire, hold, sell or use bitcoin in one or more countries, which could adversely impact the price of bitcoin.

The Trust’s returns will not match the performance of bitcoin because the Trust incurs the Sponsor Fee and may incur other expenses.

The Market Price of shares may reflect a discount or premium to NAV.

The price of bitcoin may be impacted by the behaviour of a small number of influential individuals or companies.

Bitcoin faces scaling obstacles that can lead to high fees or slow transaction settlement times, and attempts to increase the volume of transactions may not be effective.

Miners could act in collusion to raise transaction fees, which may affect the usage of the Bitcoin network.

Competition from central bank digital currencies (“CDBCs”) and other digital assets could adversely affect the value of bitcoin and other digital assets.

Prices of bitcoin may be affected due to stablecoins, the activities of stablecoin users and their regulatory treatment.

The open-source structure of the Bitcoin network protocol means that certain core developers and other contributors may not be directly compensated for their contributions in maintaining and developing the Bitcoin network protocol. A failure to properly monitor and upgrade the Bitcoin network protocol could damage the network.

Lack of clarity in the corporate governance of bitcoin may lead to ineffective decision-making that slow development or prevents the Bitcoin network from overcoming important obstacles.

If the award of new bitcoin for solving blocks and transaction fees for recording transactions are not sufficiently high to incentivize miners, miners may reduce or cease processing power to solve blocks which could lead to confirmations on the Bitcoin blockchain being temporarily slowed. Significant delays in transaction confirmations could result in a loss of confidence in the Bitcoin network, which could adversely affect an investment in the Shares.

A temporary or permanent “fork” in the blockchain network could adversely affect an investment in the Shares.

Flaws in the source code of Bitcoin, or flaws in the underlying cryptography, could leave the Bitcoin network vulnerable to a multitude of attack vectors.

A disruption of the internet may affect the use of bitcoin and subsequently the value of the Shares.

Risks of over or under regulation in the digital asset ecosystem could stifle innovation, which could adversely impact the value of the Shares.

Shareholders do not have the protections associated with ownership of Shares in an investment company registered under the Investment Company Act of 1940 (the “1940 Act”) or the protections afforded by the Commodity Exchange Act (the “CEA”).

Future regulations may require the Trust and the Sponsor to become registered, which may cause the Trust to liquidate.

The tax treatment of bitcoin and other digital assets is uncertain and may be adverse, which could adversely affect the value of an investment in the Shares.

Intellectual property rights claims may adversely affect the operation of the Bitcoin network.

The venues through which bitcoin trades are relatively new and may be more exposed to operations problems or failure than trading venues for other assets.

Ownership of bitcoin is pseudonymous, and the supply of accessible bitcoin is unknown. Entities with substantial holdings in bitcoin may engage in large-scale sales or distributions, either on nonmarket terms or in the ordinary course, which could result in a reduction in the price of bitcoin.

The Trust is subject to the risks due to its concentration in a single asset.

Bitcoin spot trading venues are not subject to the same regulatory oversight as traditional equity exchanges.

Bitcoin transactions are irrevocable and stolen or incorrectly transferred bitcoin may be irretrievable. As a result, any incorrectly executed bitcoin transactions could adversely affect an investment in the Trust.

There are risks involved with investing in ETFs, including possible loss of money. ETFs are subject to risks similar to stocks, including those related to short selling and margin maintenance. Ordinary brokerage commissions apply. The Trust’s return may not match the return of the Benchmark. The Trust is subject to certain other risks. Please see the current prospectus for more information regarding the risk associated with an investment in the Trust.

The opinions expressed herein are based on current market conditions and are subject to change without notice. These opinions may differ from those of other Invesco or Galaxy investment professionals.

This does not constitute a recommendation of any investment strategy or product for a particular investor. Investors should consult a financial professional before making any investment decisions.

Shares are not individually redeemable and owners of the Shares may acquire those Shares from the Trust and tender those Shares for redemption to the Trust in Creation Unit aggregations only, typically consisting of 5,000 Shares.

Invesco Distributors, Inc. is the US distributor for Invesco’s retail products and private placements, and Invesco Capital Management LLC is the Sponsor of the Trust. Both entities are indirect, wholly owned subsidiaries of Invesco Ltd.

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